Exhibit 10.20

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

For Fiscal 2009

Name	Principal Position	Annual Base Salary	Annual Cash Bonus
C. Larry Pope	President and Chief Executive Officer	$1,100,000	(1)
Robert W. Manly, IV(2)	Executive Vice President and Chief Financial Officer	$600,000	(3)
Carey J. Dubois (4)	Vice President, Finance	$325,000	(5)
George H. Richter	President and Chief Operating Officer, Pork Group	$800,000	(6)
Joseph B. Sebring	President of John Morrell & Co.	$700,000	(7)
Joseph W. Luter, IV	Executive Vice President	$700,000	(8)

(1)	The bonus formula for Mr. Pope is:
•	0% of the first $100 million of Company net profits before taxes and management incentive payments (“net profits”),
•	1.5% of Company net profits in excess of $100 million and less than $400 million, and
•	2% of Company net profits in excess of $400 million.

(2)	Mr. Manly became Chief Financial Officer on July 1, 2008. He was named Executive Vice President on August 31, 2006 and served as interim Chief Financial Officer from January 1, 2007 to July 1, 2007.

(3)	The bonus formula for Mr. Manly is:
•	0% of the first $100 million of Company net profits,
•	0.5% of Company net profits in excess of $100 million and less than $400 million, and
•	0.75% of Company net profits in excess of $400 million.

(4)	Mr. Dubois became Vice President, Finance on July 1, 2008. He served as Vice President and Chief Financial Officer from July 1, 2007 to June 30, 2008.

(5)	Mr. Dubois is eligible to receive a discretionary bonus.

(6)	The bonus formula for Mr. Richter is:
•	0% of the first $60 million of net profits of the Company’s Pork Group,
•	1% of Pork Group net profits in excess of $60 million and less than $150 million,
•	1.5% of Pork Group net profits in excess of $150 million and less than $300 million, and
•	2% of Pork Group net profits in excess of $300 million.
•	Total annual cash bonus may not exceed $3 million.

(7)	The bonus formula for Mr. Sebring is:
•	0% of the first $20 million of net profits of the Company’s subsidiary, John Morrell & Co., including the Armour-Eckrich operations (“John Morrell”),
•	1% of John Morrell net profits in excess of $20 million and less than $50 million, and
•	1.5% of John Morrell net profits in excess of $50 million;

plus

•	0% of the first $60 million of net profits of the Pork Group, and
•	0.5% of Pork Group net profits in excess of $60 million;

with each component of the bonus multiplied by 50%.

•	Total annual cash bonus may not exceed $1.5 million.

(8)	The bonus formula for Mr. Luter is:
•	0% of the first $60 million of net profits of the Pork Group,
•	0.5% of Pork Group net profits in excess of $60 million and less than $150 million,
•	0.75% of Pork Group net profits in excess of $150 million and less than $300 million, and
•	1% of Pork Group net profits in excess of $300 million.
•	Total annual cash bonus may not exceed $2.5 million.